Exhibit 99.1

NEWS RELEASE

Contacts:

Paolo Amoruso, Vice President of

Commercial and Legal Affairs.

David Wesson, Vice President and

Chief Financial Officer.

(713) 353-9445

Hyperdynamics to Hold Business Update Investor Conference Call January 19, 2016 at 10:00 a.m. Central Time

HOUSTON, January 15, 2016 -- Hyperdynamics Corporation (OTCQX: HDYN) announced today that Ray Leonard, President and Chief Executive Officer, will host an investor conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Tuesday, January 19, to provide a business update and to discuss the Company's plans.  Investors may participate either by phone or audio webcast.

By Phone:	Toll free number (844) 815-2876 or International number (541) 397-0894. Conference ID: 29565080 Please dial in at least 10 minutes before the call.

By Webcast:

Available at http://edge.media-server.com/m/p/5pe32paq
Please log in at least 10 minutes in advance to register and download any necessary software.

A replay will be available on the Events and Presentations page of Hyperdynamics' Investor Relations website at http://investors.hyperdynamics.com/events.cfm.

Questions:

Investors may submit questions in advance for Ray Leonard to address during the call by clicking on the "submit a question" link under the January 19 call/webcast link.  During the call, investors will have an option in the webcast link to submit additional questions.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at http://www.hyperdynamics.com.

   #   #   #